UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2023

Monterey Innovation Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40861 (Commission File Number)	85-2204842 (I.R.S. Employer Identification No.)

17 State Street 21st Floor New York, NY (Address of principal executive offices)	10004 (Zip Code)

(917) 267-0216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	MTRYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	MTRY	The Nasdaq Stock Market LLC
Redeemable Warrants, each Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MTYRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

NorthStar Bio Ventures, LLC, (“NorthStar”) and Chardan Monterey Investments, LLC (“Chardan Monterey” and together with NorthStar, the “Co-Sponsors”) have agreed to pay any Delaware franchise taxes currently owed by Monterey Innovation Acquisition Corp. (the “Company”) or that may become due after the date hereof (the “Delaware Franchise Tax Obligations”). As a result, the Company confirms that interest earned on the proceeds placed in the trust account established in connection with the Company’s initial public offering (the “Trust Account”) will not be used to pay for Delaware Franchise Tax Obligations.

In addition, the Company confirms that it will not use the proceeds placed in the Trust Account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act of 2022 (the “IR Act”) on any redemptions or stock buybacks by the Company. In the event (i) an excise tax and/or any other similar fees or taxes in nature are levied or imposed on the Company pursuant to any current, pending or future rule(s) or law(s), including without limitation any excise tax imposed under the IR Act in relation to a redemption of securities as described in the Company’s definitive proxy statement related to the special meeting of stockholders filed by the Company with the Securities and Exchange Commission on June 16, 2023 (the “Definitive Proxy Statement”), or otherwise, and (ii) the holders of the Company’s shares of Common Stock approve the Charter Amendment Proposal and the Trust Amendment Proposal (each as defined in the Definitive Proxy Statement), if such excise tax or fee has not been paid by the Company to the applicable regulatory authority on or prior to the due date for such a tax or fee, the Co-Sponsors agree to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of the Company or advance to the Company such funds as necessary and appropriate to allow the Company to pay such tax or fee timely with respect to any future redemptions that occur prior to or in connection with a business combination or the Company’s liquidation. The Co-Sponsors agree not to seek recourse for such expenses from the Trust Account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monterey Innovation Acquisition Corp.

By:	/s/ Murat Omur
Name: Murat Omur
Title: Chief Executive Officer

Date: June 30, 2023